EXHIBIT 10.1

FIFTH AMENDMENT TO

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF KILROY REALTY, L.P.

This Fifth Amendment to Fourth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P. (this “Amendment”) is entered into as of October 23, 2003 by and between Kilroy Realty Corporation (“General Partner”), a Maryland corporation, as the general partner of Kilroy Realty, L.P., a Delaware limited partnership (the “Partnership”) and the parties listed on the signature pages hereto.

RECITALS

Whereas, the signatories hereto desire to amend that certain Fourth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., dated as of November 24, 1998, as (i) amended by that certain First Amendment dated December 9, 1999; Second Amendment dated December 30, 1999; Admission of New Partner and Amendment to Limited Partnership Agreement dated October 6, 2000; and Fourth Amendment dated March 25, 2002, and (ii) supplemented by that First Supplement dated January 6, 1999; Second Supplement dated February 22, 1999; Third Supplement dated March 9, 1999; Fourth Supplement dated March 31, 1999; and Fifth Supplement dated March 26, 1999 (collectively, as amended and supplemented, the “Agreement”) as set forth herein; any terms capitalized herein but not defined herein having the definitions therefor set forth in the Agreement.

Now, therefore, in consideration of the foregoing, of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Agreement as follows:

1. Units. As of the date of this Amendment, the General Partner has contributed to the Partnership the net proceeds of the issuance and sale of 1,610,000 shares of 7.80% Cumulative Redeemable Series E Preferred Stock of the General Partner in exchange for 1,610,000 Series E Preferred Units (as defined in the Agreement, as amended hereby). The Series E Preferred Units have been duly issued and fully paid.

2. Amendment and Restatement of Certain Definitions. The following definitions contained in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

(a) “Junior Units” means Partnership Units representing any class or series of Partnership Interest ranking, as to distributions and voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units, including, without limitation, the Series B Preferred Units, if any.

(b) “Parity Preferred Unit” means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, or both, as the context may require.

(c) “Preferred Unit” means a Partnership Unit representing a Limited Partnership Interest, with such preferential rights and priorities as shall be designated by the General Partner pursuant to Section 4.3.C hereof, including, without limitation, the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units.

(d) “Senior Preferred Unit” shall mean the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units, and any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on parity with the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, as the context may require.

3. Amendment of Definitions. The following definitions contained in Section 1.1 of the Agreement are hereby amended as follows:

(a) The last sentence of the definition of “Partnership Interest” is hereby amended and restated in its entirety as follows:

“The Partnership Interests represented by the Common Units, the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units are the only Partnership Interests and each such type of unit is a separate class of Partnership Interest for all purposes of this Agreement.”

(b) The last sentence of the definition of “REIT Shares Amount” is hereby amended and restated in its entirety as follows:

“Without limiting the generality of the foregoing, such aggregate number of REIT Shares referenced in the preceding sentence shall be adjusted for the issuance, distribution and triggering of exercisability of the Rights governed by the Rights Agreement (which adjustment shall be satisfied by issuing together with the REIT Shares Amount the aggregate number of Rights (if prior to expiration of the Rights pursuant to the Rights Agreement) or REIT Shares (if subsequent to the triggering of the exercisability of such Rights and subsequent to the expiration of the Rights pursuant to the Rights Agreement) necessary to reflect equitably the dilution in REIT Shares resulting from the issuance and exercise of the Rights, in each case taking into account any increase pursuant to Section 4.5.B in the number of Partnership Units held by the Limited Partners).”

(c) Section 1.1 of the Agreement is hereby amended to include the following definitions:

“REIT Series E Preferred Share” means a share of 7.80% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25 per share, of the General Partner.

“Series E Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series E Preferred Shares, as filed with the Maryland Department of Assessments and Taxation on October 23, 2003.

“Series E Partner” means Kilroy Realty Corporation, a Maryland corporation, as the holder of Series E Preferred Units.

“Series E Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series E Preferred Units then held by the General Partner multiplied by (ii) the sum of $25 and any Preferred Distribution Shortfall per Series E Preferred Unit.

“Series E Preferred Units” shall have the meaning set forth in Section 20.1.

“Series E Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 20.2.A.

“Series E Priority Return” shall mean, an amount equal to 7.80% per annum, determined on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days), cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 hereof, of the stated value of $25 per Series E Preferred Unit, commencing on the date of issuance of such Series E Preferred Unit.

4. Amendments.

(a) The third sentence of Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

“The principal office of the Partnership is located at 12200 West Olympic Boulevard, Los Angeles, California 90064, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.”

(b) Section 3.2(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) absent the consent of the General Partner which may be given or withheld in its sole and absolute discretion, and except with respect to the distribution of Available Cash to the Series A Limited Partners in accordance with Section 16.2, to the Series C Limited Partners in accordance with Section 17.2, to the Series D Limited Partners in accordance with Section 19.3 and to the Series E Partner in accordance with Section 20.2 could subject the General Partner to any taxes under Section 857 or Section 4981 of the Code, or”

(c) The last sentence of Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows:

“The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) avoid any federal income or excise tax liability of the General Partner, except to the extent that a distribution pursuant to clause (b) would prevent the Partnership from making a distribution to the Holders of Series A Preferred Units in accordance with Section 16.2, Series C Preferred Units in accordance with Section 17.2, Series D Preferred Units in accordance with Section 19.3 or Series E Preferred Units in accordance with Section 20.2.”

(d) The last clause of the second sentence of Section 5.2 of the Agreement is hereby amended and restated in its entirety as follows:

“provided, however, that, in such case, the General Partners shall distribute only cash to the Series A Limited Partners, the Series C Limited Partners, the Series D Limited Partners or to the Series E Partner.”

(e) Section 6.2.B.1(e) of the Agreement is hereby amended by adding the following two clauses to the end of the section:

“(iii) in respect of the Series D Preferred Units, an amount equal to the cumulative Series D Priority Return to the last day of the current Partnership Year or to the date of redemption, to the extent Series D Preferred Units are redeemed during such year, over the cumulative Net Income allocated to the Holders of such units pursuant to this Section 6.2.B.1(e) for all prior Partnership Years; and (iv) in respect of the Series E Preferred Units, an amount equal to the cumulative Series E Priority Return to the last day of the current Partnership Year or to the date of redemption, to the extent Series E Preferred Units are redeemed during such year, over the cumulative Net Income allocated to the Holders of such units pursuant to this Section 6.2.B.1(e) for all prior Partnership Years; and”

(f) Section 6.2.B.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) First, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units (to the extent consistent with this Section 6.2.B.2(a)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the Holder’s Series A Preferred Capital, Series C Preferred Capital, Series D Preferred Capital and Series E Preferred Capital) of each such Holder is zero;”

(g) Section 6.2.C of the Agreement is hereby amended and restated in its entirety as follows:

“C. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.3 or 4.4, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.B as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units.”

(h) Section 7.9.D(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) except with respect to the distribution of Available Cash to the Series A Limited Partners in accordance with Section 16.2, the Series C Limited Partners in accordance with Section 17.2, the Series D Limited Partners in accordance with Section 19.3 and the Series E Partner in accordance with Section 20.2, avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.”

(i) Section 11.3.D of the Agreement is hereby amended and restated in its entirety as follows:.

“D. No transfer by a Limited Partner of his or her Partnership Units (including any Redemption or exchange for REIT Shares pursuant to Section 8.6 and the redemption or exchange rights set forth in Sections 16.4, 16.7, 17.4, 17.7, 19.6 and 19.9 or any other acquisition of Common Units, Series A Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units by the General Partner or the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it could result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.”

(j) The second sentence of Section 11.5 of the Agreement is hereby amended and restated in its entirety as follows:

“An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, the right of Redemption provided in Section 8.6, the right of exchange for REIT Series A Preferred Shares set forth in Section 16.7, the right of exchange for REIT Series C Preferred Shares pursuant to Section 17.7 and the right of exchange for REIT Series D Preferred Shares pursuant to Section 19.9, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner).”

(k) Section 11.6.A(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“pursuant to the exercise of its right of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6, its right of redemption or exchange of all of such Limited Partner’s Series A Preferred Units under Section 16.7, its right of redemption or exchange of all of such Limited Partner’s Series C Preferred Units under Section 17.7, or its right of redemption or exchange of all of such Limited Partner’s Series D Preferred Units under Section 19.9.”

(l) The first clause of the first sentence of Section 11.6.D of the Agreement is hereby amended and restated in its entirety as follows:

“If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Sections 8.6, 16.4, 16.7, 17.4, 17.7, 19.6, 19.9 or 20.4 on any day other than the first day of a Partnership Year,”

(m) The first clause and subsections (i) through (v) of Section 11.6.E of the Agreement are hereby amended and restated in their entirety as follows:

“E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and Section 2.6, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a redemption or exchange for REIT Series A Preferred Shares, REIT Series C Preferred Shares or REIT Series D Preferred Shares or any other acquisition of Common Units or Series A Preferred Units, Series C Preferred Units, Series D Preferred Units and Series E Preferred Units by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for REIT Shares, and a redemption or exchange for Preferred Shares or cash pursuant to Sections 16.4, 16.7, 17.4, 17.7, 19.6 or 19.9 of all Partnership Units held by all Limited Partners or pursuant to a Termination Transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes (except as a result of the redemption or exchange for REIT Shares and a redemption or exchange for Preferred Shares pursuant to Sections 16.4, 16.7, 17.4, 17.7, 19.6, 19.9 or 20.4 of all Partnership Units held by all Limited Partners);”

(n) The first clause of the first sentence of Section 11.6.F of the Agreement is hereby amended and restated in its entirety as follows:

“The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Common Units, Series A Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units by the Partnership or the General Partner) to determine,”

(o) Section 16.2.C of the Agreement is hereby amended and restated in its entirety as follows:

“C. Priority as to Distributions. (i) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Units, nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units, any Parity Preferred Units (including the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units) or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units and all classes and series of outstanding Parity Preferred Units as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series C Preferred Units, the Series D Preferred Units and the Series E Preferred Units) into Junior Units, or (c) the redemption of Partnership Interests corresponding to REIT Series A Preferred Shares, Parity Preferred Stock with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter with respect to the General Partner’s common stock and comparable charter provisions with respect to other classes or series of capital stock of the General Partner to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article IV.E. of the Charter or such other comparable provisions.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably so set apart) upon the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units, all distributions authorized and declared on the Series A Preferred Units and all classes or series of outstanding Parity Preferred Units with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series A Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per

Series A Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

(iii) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or (b) any other Holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units may be made, without preserving the priority of distributions described in Sections 16.2.C(i) and (ii), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and in the case of any Holder other than the General Partner only to the extent required by the Partnership Agreement.”

(p) The fourth sentence of Section 16.7.B(i) of the Agreement is hereby amended and restated in its entirety as follows:

“Holders of Series A Preferred Units shall deliver any canceled certificates representing Series A Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at 12200 West Olympic Boulevard, Los Angeles, California 90064) within ten (10) Business Days of the exchange or redemption with respect thereto.”

(q) The first sentence of the second paragraph of Section 16.7.B(i) of the Agreement is hereby amended and restated in its entirety as follows:

“The certificates representing the REIT Series A Preferred Shares issued upon exchange of the Series A Preferred Units shall contain the following legend:”

(r) Sections 17.2.C(i) and (ii) of the Agreement are hereby amended and restated in their entirety as follows:

“C. Priority as to Distributions. (i) So long as any Series C Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Units, nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Units, any Parity Preferred Units (including the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units) or any Junior Units, unless, in each case, all distributions accumulated on all Series C Preferred Units and all classes and series of outstanding Parity Preferred Units as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units) into Junior Units, or (c) the redemption of Partnership Interests corresponding to REIT Series C Preferred Shares, Parity Preferred Stock with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably so set apart) upon the Series C Preferred Units, all distributions authorized and declared on the Series C Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units) with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series C Preferred Unit and such other classes or series of Parity Preferred Units (including the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units) shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other classes or series of Parity Preferred Units (including the Series A Preferred Units, the Series D Preferred Units and the Series E Preferred Units) (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.”

(s) The fourth sentence of Section 17.7.B(i) of the Agreement is hereby amended and restated in its entirety as follows:

“Holders of Series C Preferred Units shall deliver any canceled certificates representing Series C Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at 12200 West Olympic Boulevard, Los Angeles, California 90064) within ten (10) Business Days of the exchange or redemption with respect thereto.”

(t) The first sentence of the second paragraph of Section 17.7.B(i) of the Agreement is hereby amended and restated in its entirety as follows:

“The certificates representing the REIT Series C Preferred Shares issued upon exchange of the Series C Preferred Units shall contain the following legend:”

(u) Sections 19.3.C (i) and (ii) of the Agreement are hereby amended and restated in their entirety as follows:

“(i) So long as any Series D Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Unit, nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Parity Preferred Units (including the Series A Preferred Units, the Series C Preferred Units or the Series E Preferred Units) or any Junior Units, unless, in each case, all distributions accumulated on all Series D Preferred Units and all classes and series of outstanding Parity Preferred Units as to the payment of distributions have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series A Preferred Units, the Series C Preferred Units or the Series E Preferred Units) into Junior Units, or (c) the redemption of Partnership Interests corresponding to any REIT Series D Preferred Shares (as hereinafter defined), Parity Preferred Shares (as defined in the Series D Articles Supplementary to the Charter (as defined below) establishing the REIT Series D Preferred Shares (the “Series D Articles Supplementary”) with respect to distributions or Junior Stock (as defined in the Series D Articles Supplementary) to be purchased by the General Partner pursuant to the Charter to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series D Preferred Units, all distributions authorized and declared on the Series D Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series A Preferred Units, the Series C Preferred Units or the Series E Preferred Units) with respect to payment of distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series D Preferred Unit and such other classes or series of Parity Preferred Units (including the Series A Preferred Units, the Series C Preferred Units or the Series E Preferred Units) shall in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.”

(v) Section 19.7.A of the Agreement is hereby amended and restated in its entirety as follows:

“A. General. Holders of the Series D Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in Section 7.3.F.”

(w) The first subheading in Section 19.9 of the Agreement is hereby amended and restated in its entirety as follows:

“(A) Right to Exchange.”

(x) The second subheading in Section 19.9 of the Agreement is hereby amended and restated in its entirety as follows:

“(B) Procedure for Exchange.”

(y) The third sentence in Section 19.9(B)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“Holders of Series D Preferred Units shall deliver any canceled certificates representing Series D Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at 12200 West Olympic Boulevard, Los Angeles, California 90064) within ten (10) Business Days of the exchange or redemption with respect thereto.”

5. Article 20. The following new Article 20 is inserted in the Agreement after Article 19 of the Agreement:

“ARTICLE 20.

SERIES E PREFERRED UNITS

Section 20.1. Designation and Number. A series of Partnership Units in the Partnership designated as the “7.80% Series E Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”) is hereby established. The number of Series E Preferred Units shall be 1,610,000.

Section 20.2. Distributions.

A. Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series E Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series E Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on February 15, May 15, August 15 and November 15, of each year commencing on the first of such dates to occur after the original date of issuance, and, (ii), in the event of a redemption of Series E Preferred Units, on the redemption date (each a “Series E Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series E Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series E Preferred Units will accrue whether or not the terms and provisions set forth in Section 20.2.B. hereof at any time prohibit the current payment of distributions whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series E Preferred Units will accumulate as of the Series E Preferred Unit Distribution Payment Date on which they first become payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions on the Series E Preferred stock which may be in arrears. Any distribution made on the Series E Preferred Unit shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares that remains payable.

C. Priority as to Distributions.

(i) Unless all distributions accumulated on all Series E Preferred Units and all classes and series of outstanding Parity Preferred Units as to payment of distributions have been paid in full, (i) no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Unit, and (ii) no cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) shall be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series E Preferred Units, any Parity Preferred Units (including the Series A Preferred Units, Series C Preferred Units or Series D Preferred Units) or any Junior Units. Without limiting Section 20.2.C hereof, the foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series A Preferred Units, Series C Preferred Units or Series D Preferred Units) into Junior Units, or (c) the redemption of Partnership Interests corresponding to any REIT Series E Preferred Shares, Parity Preferred Shares (as defined in the Series E Articles Supplementary) with respect to distributions or Junior Stock (as defined in the Series E Articles Supplementary) to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

(ii) So long as distributions have not been paid in full (and a sum sufficient for such full payment is not set apart for payment) upon the Series E Preferred Units and any other Parity Preferred Units(including the Series A Preferred Units, Series C Preferred Units or Series D Preferred Units), all distributions authorized or declared upon the Series E Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series A Preferred Units, Series C Preferred Units or Series D Preferred Units) as to the payment of distributions with the Series E Preferred Units shall be authorized and declared pro rata so that the amount of distributions authorized and declared per Series E Preferred Unit and such other classes or series of Parity Preferred Units (including the Series A Preferred Units, Series C Preferred Units or Series D Preferred Units) shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued distributions per Series E Preferred Unit bears to the sum of the liquidation preference plus accrued distributions per Unit on such other classes or series of outstanding Parity Preferred Units (which, in any event, shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights). No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions or payments on Series E Preferred Units which may be in arrears.

D. No Further Rights. The General Partner, as holder of the Series E Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series E Preferred Units which remain payable.

Section 20.3. Liquidation Proceeds.

A. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, distributions on the Series E Preferred Units shall be made in accordance with Article 13 hereof.

B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6 hereof.

C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the General Partner, as holder of the Series E Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

D. Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 20.4. Redemption.

A. Redemption. The Series E Preferred Units may not be redeemed prior to November 21, 2008. If, on or after such date, the General Partner elects to redeem any of the Series E Preferred Shares, the Partnership shall, on the date set for redemption of such Series E Preferred Shares, redeem the number of Series E Preferred Units equal to the number of Series E Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 of Article Third of the Series E Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series E Preferred Units being redeemed, and (ii) the sum of $25 and the Preferred Distribution Shortfall per Series E Preferred Unit, if any.

B. Payment of Accumulated Distributions. Immediately prior to any redemption of Series E Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions on the Series E Preferred Units to be redeemed through the redemption date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Units for which a notice of redemption has been given.

C. Procedures for Redemption. The following provisions set forth the procedures for redemption:

(i) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its Series E Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Units to be redeemed; (D) the place or places where the Series E Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series E Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series E Preferred Units are to be redeemed, the notice shall also specify the number of Series E Preferred Units to be redeemed.

(ii) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series E Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series E Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series E Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate, and such Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series E Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series E Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 20.5. Ranking. The Series E Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units, the Series B Preferred Units and to all Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series E Preferred Units; (ii) on a parity with the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units and all other Parity Preferred Units; and (iii) junior to all Partnership Units which rank senior to the Series E Preferred Units.

Section 20.6. Voting Rights. The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series E Preferred Units.

Section 20.7. Transfer Restrictions. The Series E Preferred Units shall not be transferable.

Section 20.8. No Conversion Rights. The Series E Preferred Units shall not be convertible into any other class or series of interest in the Partnership.

Section 20.9. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series E Preferred Units.”

6. Governing Law. This Amendment shall be interpreted and enforced according to the laws of the State of Delaware.

7. Full Force and Effect. Except as amended by the provisions of this Amendment, the Agreement, as previously amended, shall remain in full force and effect in accordance with its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

8. Successors/Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

9. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

GENERAL PARTNER

KILROY REALTY CORPORATION a Maryland corporation

By:	/s/ Tyler H. Rose
Tyler H. Rose
Senior Vice President and Treasurer

SERIES E PARTNER

KILROY REALTY CORPORATION a Maryland corporation

By:	/s/ Tyler H. Rose
Tyler H. Rose
Senior Vice President and Treasurer

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